As filed with the Securities and Exchange Commission October 17, 2000.
                              File No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        --------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
--------------------------------------------------------------------------------

                     SEACOAST BANKING CORPORATION OF FLORIDA
               (Exact Name of Issuer as Specified in its Charter)

            Florida                                           59-2260678
            -------                                           ----------
      (State or Other Jurisdiction of                     (I.R.S. Employer
      Incorporation or Organization)                     Identification Number)

                               815 Colorado Avenue
                              Stuart, Florida 34995
                                 (561) 287-4000
                                 --------------
              (Address, including zip code, and telephone number of
                          Principal Executive Offices)

      Seacoast Banking Corporation of Florida 2000 Long-Term Incentive Plan
                            (Full Title of the Plan)

            Dennis S. Hudson, III                             Copy to:
    President and Chief Executive Officer                Michael L. Stevens
             815 Colorado Avenue                         Alston & Bird LLP
            Stuart, Florida 34995                       One Atlantic Center
                (561) 287-4000                    1201 West Peachtree Street, NW
   (Name and address of agent for service)          Atlanta, Georgia 30309-3424
                                                           (404) 881-7970


                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------
 Title of Securities   Amount to   Proposed Maximum   Proposed
  to be Registered         be      Offering Price     Maximum      Amount of
                       Registered   Per Unit (1)     Aggregate    Registration
                                                     Offering        Fee
                                                      Price (1)
-----------------------------------------------------------------------------
Class A Common        400,000 (2)     $24.375       $9,750,000    $2,574.00
Stock, $0.10 par
value
-----------------------------------------------------------------------------

(1) Determined in accordance with Rule 457(h), the registration fee calculation is based on the average of the high and low prices of the Registrant's Class A common stock reported on the Nasdaq National Market System on November 10, 2000.

(2) Amount to be registered includes 400,000 shares which may be granted under the Seacoast Banking Corporation of Florida 2000 Long-Term Incentive Plan, plus such additional shares as may be issued by reason of stock splits, stock dividends or similar transactions.

PART I     INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

      (a) The documents constituting Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended.

      (b) Upon written or oral request, the Registrant will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this registration statement. The documents are incorporated by reference in the
Section 10(a) prospectus. The Registrant will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b). Requests for the above mentioned information, should be directed to Dennis S. Hudson, III at (561) 287-4000.

PART II.   INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

      The following documents filed by Seacoast Banking Corporation of Florida (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference and deemed to be a part hereof from the date of the filing of such documents:

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999;

      (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1999; and

      (c) The description of Class A common stock contained in the Registrant's Registration Statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

      All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein and filed prior to the filing hereof shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement, and any statement contained herein or in any other document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities

      Not Applicable.

Item 5.  Interests of Named Experts and Counsel

      Not Applicable.

Item 6.  Indemnification of Directors and Officers

      The provisions of the Florida Business Corporation Act (the "FBCA") and the Company's Bylaws set forth the extent to which the Company's directors and officers maybe indemnified against liabilities they may incur while serving in such capacities. The Company's Bylaws provide that a director who performs his duties under the Bylaws in good faith shall have no liability by reason of being or having been a director of the corporation. The Florida Business Corporation Act's provisions for indemnification are summarized below.

      Section 607.0850(1) of the FBCA empowers a corporation to indemnify any person who was or is a party to any proceeding (other than an action by, or in right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. This Subsection further provides that the termination of proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      Section 607.0850(2) empowers a corporation to indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

      Section 607.0850(3) provides that to the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in the defense of any proceeding referred to in the preceding subparagraphs, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

      Section 607.0850(4)  provides that any  indemnification  under subsections
(1) or (2), unless pursuant to a determination by a court, shall be made by the corporation only as authorized in a specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because the person has met the applicable standard of conduct as set forth in subsections (1) or (2). Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who are not parties to such proceeding; (b) if such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors who are not at the time parties to the proceeding; (c) by independent legal counsel selected by the board of directors described in paragraph (a) or the committee described in paragraph (b), or if a quorum of the directors cannot be obtained for paragraph (a) and the committee cannot be designated under paragraph (b), selected by a majority vote of the full board of directors (in which directors who are parties may participate); or
(d) by the shareholders by a majority vote of a quorum consisting of shareholders who are not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

      Section 607.0850(5) provides that evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by paragraph 4(c) shall evaluate the reasonableness of expenses and may authorize indemnification.

      Section 607.0850(6) provides that expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the corporation. Expenses incurred by other employees and agents may be paid in advance upon terms or conditions that the board of directors deems appropriate.

      Section 607.0850(7) provides that the indemnification and advancement of expenses provided pursuant to this section are not exclusive, and the corporation is empowered to make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, unless a judgment or other final adjudication establishes that such person's actions or omissions to act were material to the cause of action so adjudicated and constitute (a) a violation of the criminal law, unless such person had reasonable cause to believe that his conduct was lawful or had no reasonable cause to believe that his conduct was unlawful; (b) a transaction from which such person derived an improper personal benefit; (c) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 of the FBCA are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor, or in a proceeding by or in the right of a shareholder.

      Section 607.0850(8) provides that indemnification and advancement of expenses shall continue, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of such person's heirs, executors and administrators unless otherwise provided when authorized or ratified.

      Section 607.0850(9) provides that, unless the corporation's articles of incorporation provide otherwise, notwithstanding the failure of a corporation to provide indemnification and despite any contrary determination of the board or of the shareholders of the specific case, a director, officer, employee, or agent who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that (a) the director, officer, employee, or agent is entitled to mandatory indemnification under subsection (3), in which case the court shall also order the corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement or expenses; (b) the director, officer, employee, or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the corporation of its power pursuant to subsection (7); or (c) the director, officer, employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person meets the standard of conduct set forth in subsection (1), subsection (2), or subsection (7).

      Section 607.0850(12) provides that the corporation is empowered to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

      The Company maintains an insurance policy insuring the Company and directors and officers of the Company against certain liabilities, including liabilities under the Securities Act of 1933.

Item 7.  Exemption from Registration Claimed

      Not Applicable.

Item 8.  Exhibits

      The exhibits included as part of this Registration Statement are as follows:

    Exhibit Number    Description

         4.1          Amended   and   Restated    Articles   of   Incorporation
                      (incorporated herein by reference from registrant's Current Report on Form 8-K, File No. 0-13660, dated June 6, 1997)

         4.2 Amended and Restated By-laws of the Corporation (incorporated herein by reference from Exhibit 3.2 of Registrant's Current Report on Form 8-K, File No. 0-13660, dated June 6, 1997)

         4.3 Specimen Class A Common Stock Certificate (incorporated herein by reference from Exhibit 4.1 of the Registrant's Registration Statement on Form S-1, File No. 2-88829)

         4.4 Specimen Class B Common Stock Certificate (incorporated herein by reference from Exhibit 4.2 of Registrant's Registration Statement on Form S-1, File No. 2-88829)

         5.1          Opinion of Alston & Bird LLP


         23.1         Consent of Alston & Bird LLP (included in Exhibit 5.1)


         23.2         Consent of Arthur Andersen LLP


         24.1         Power  of  Attorney   (included  on  the  signature  page
                      contained in Part II hereof)

         99.1 Seacoast Banking Corporation of Florida 2000 Long-Term Incentive Plan

Item 9. Undertakings

        (a) The undersigned  Registrant hereby  undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required  by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;


      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stuart, State of Florida, on the 17th day of October, 2000.


                              SEACOAST BANKING CORPORATION OF FLORIDA


                                    By:   /s/ Dennis S. Hudson, III
                                        --------------------------------------
                                          Dennis S. Hudson, III
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis S. Hudson, III and William R. Hahl, and each of them, with the power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Name                               Capacity                           Date


/s/ Dennis S. Hudson, III          President and Chief          October 17, 2000
--------------------------         Executive Officer,
Dennis S. Hudson, III              Director
                                   (Principal Executive
                                   Officer)


/s/ William R. Hahl                Executive Vice President     October 17, 2000
--------------------------         and Chief Financial Officer
William R. Hahl                    (Principal Financial
                                   Officer and
                                   Chief Accounting Officer)

/s/ Dale M. Hudson                 Chairman of the Board        October 17, 2000
--------------------------
Dale M. Hudson


/s/ Jeffrey C. Bruner              Director                     October 17, 2000
--------------------------
Jeffrey C. Bruner


/s/ John H. Crane                  Director                     October 17, 2000
--------------------------
John H. Crane


                                   Director
--------------------------
Evans Crary, Jr.


/s/ Christopher E. Fogal           Director                     October 17, 2000
--------------------------
Christopher E. Fogal


/s/ Jeffrey S. Furst               Director                     October 17, 2000
--------------------------
Jeffrey S. Furst


/s/ Dennis S. Hudson, Jr.          Director                     October 17, 2000
--------------------------
Dennis S. Hudson, Jr.


/s/ John R. Santarsiero, Jr.       Director                     October 17, 2000
----------------------------
John R. Santarsiero, Jr.


/s/ Thomas H. Thurlow, Jr.         Director                     October 17, 2000
---------------------------
Thomas H. Thurlow, Jr.

                                  EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8


      Exhibit Number                           Description


            4.1 Amended and Restated Articles of Incorporation (incorporated herein by reference from registrant's Current Report on Form 8-K, File No. 0-13660, dated June 6, 1997)

            4.2 Amended and Restated By-laws of the Corporation (incorporated herein by reference from Exhibit 3.2 of Registrant's Current Report on Form 8-K, File No. 0-13660, dated June 6, 1997)

            4.3            Specimen    Class   A   Common   Stock    Certificate
                           (incorporated herein by reference from Exhibit 4.1 of the Registrant's Registration Statement on Form
                           S-1, File No. 2-88829)

            4.4 Specimen Class B Common Stock Certificate (incorporated herein by reference from Exhibit 4.2 of Registrant's Registration Statement on Form S-1, File No. 2-88829)

            5.1            Opinion of Alston & Bird LLP


           23.1            Consent of Alston & Bird LLP (included in Exhibit



           23.2            Consent of Arthur Andersen LLP


           24.1            Power of Attorney (included on the signature page



           99.1 Seacoast Banking Corporation of Florida 2000 Long-Term Incentive Plan

Exhibit 5.1 and Exhibit 23.1

                                 ALSTON&BIRD LLP
                               One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3424

                                  404-881-7000
                                Fax: 404-881-4777
                                 www.alston.com



                                October 13, 2000


Seacoast Banking Corporation of Florida
815 Colorado Avenue
Stuart, Florida  34995

      Re: Form S-8 Registration Statement --
          Seacoast Banking Corporation of Florida 2000 Long-Term Incentive Plan

Ladies and Gentlemen:

      We have acted as counsel to Seacoast Banking Corporation of Florida, a Florida corporation (the "Corporation"), in connection with the filing of the above-referenced Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "Securities Act"), 400,000 shares of the Corporation's Class A Common Stock, $0.10 par value per share ("Class A Common Stock"), that may be issued pursuant to the Seacoast Banking Corporation of Florida 2000 Long-Term Incentive Plan (the "Plan").

      In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Corporation, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth.

      Based on the foregoing, it is our opinion that the 400,000 shares of Class A Common Stock covered by the Registration Statement and to be issued pursuant to the Plan, when issued in accordance with the terms and conditions of the Plan, will be legally and validly issued, fully paid and nonassessable.

      This Opinion Letter is provided to you for your benefit and for the benefit of the Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent.

      We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement.

                                    Sincerely,

                                ALSTON & BIRD LLP


                                    By: /s/ Ralph F. MacDonald, III
                                            a Partner

Exhibit 23.2



                    CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



As independent certified public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated January 14, 2000, incorporated by reference in Seacoast Banking Corporation of Florida's Form 10-K for the year ended December 31, 1999, and to all references to our Firm included in this Form S-8 Registration Statement.


ARTHUR ANDERSEN LLP

/s/ Arthur Andersen LLP

West Palm Beach, Florida,
November 9, 2000.